EXHIBIT 10.9

                             SchoolWeb Systems Inc.
                           280-815 W. Hastings Street
                                Vancouver, BC
                                Canada V6C 1B4

Agreement No:
SchoolWeb Systems Inc.
Reseller AGREEMENT

This Reseller Agreement (the "Agreement") is made and entered into between Alternet Systems Inc., a Nevada corporation
("SchoolWeb "), and the entity named below (the "Reseller") effective as of the Effective Date set forth below:

Reseller:                                   Effective Date:
Billing/Notice Address:                     Telephone:

                                            Fax:

                                            Province of Incorporation:

Territory:                                  Initial Term:
Contact Persons:                            Reseller Pricing

Reseller Facility: same as above            As indicated in Exhibit A

The SchoolWeb products, together with each product's version number, listed below, constitute Products for purposes of the Agreement, and all attachments and schedules hereto:

Products:
SchoolWeb Application System
SchoolWeb Server Version 1.1 as per Function Specifications Document

This Cover Page, the attached Reseller Terms and Conditions, and any duly executed addenda are incorporated into and made a part of this agreement as of the Effective Date set forth above. Additional documents, schedules, exhibits, addenda and amendments may be incorporated and made a part of the Agreement upon the written consent of the parties.

The parties hereby acknowledge that they have read and understand this Agreement and all exhibits and addenda hereto, and agree to all terms and conditions stated herein and attached hereto.

Alternet Systems  Inc.                         RESELLER:
Patrick Fitzsimmons                            Name:
Vice President Sales                           Title:

Reseller TERMS AND CONDITIONS

1.  DEFINITIONS.

     a. "Addendum" means any addendum to this Agreement that either amends any of the terms of the Cover Page or identifies additional Products to be covered by this Agreement, provided that both SchoolWeb and Reseller execute such addendum.

     b. "Reseller Discount" means the applicable percentage discount from the List Price set forth on the Cover Page hereto.
SchoolWeb shall have the right to modify the Reseller Discount for any or all Products upon written notice to Reseller given no later than ninety (90) days prior to the beginning of any Renewal Term.

     c. "Reseller Server" means a computer server owned or leased exclusively by Reseller, which is operated exclusively by Reseller or its agents at its Facility listed on the Cover Page or of which Reseller has informed SchoolWeb in writing.

     d. "Documentation" means the End User Software documentation provided by SchoolWeb for distribution by Reseller to End Users under this Agreement.

     e. "End User" means a person or entity to whom Reseller distributes a copy of the Software and Documentation for private use, as opposed to redistribution, and who has agreed to be bound by all the terms of the Software License Agreement.

     f. "Intellectual Property" means patents, copyrights, trademarks, trade secrets or other intellectual and intangible property rights, including registrations and applications therefore, and all continuations, continuations in part, divisional applications, and renewals of any of the foregoing.

     g. "Key" means the electronic code necessary to enable locked Software to be used are accessed by the Maximum Number of Concurrent Users of an End User.

     h. "List Price" means, with respect to a Product, SchoolWeb 's standard list price for the Product in the Territory, as it may be revised by SchoolWeb from time to time.
 A revised List Price shall become effective, for purposes of this Agreement, thirty (30) days after SchoolWeb publishes such a List Price or otherwise provides such revised List Price to Reseller.

     i. "Maximum Number of Concurrent Users" means, for each Product, the maximum number of Authorized Users (as that term is defined in the Software License Agreement) licensed to access Software, or those portions of the Software designated to operate on server computers, simultaneously.

     j. "Products" means executable object code for the SchoolWeb software products identified in the Cover Page attached hereto or any Addendum.

     k. "Proprietary Information" means information concerning a party's inventions, confidential know-how and trade secrets (including methods or concepts utilized therein), software, customers, distribution and business. The Keys are expressly agreed to constitute Proprietary Information of SchoolWeb .

     l.  "Software License Agreement" means SchoolWeb 's form of
End User license agreement which governs the use of the Software by the End User (as such form may be modified by SchoolWeb from time to time), to which each End User of the Products must be bound; a copy of such form signed by the End User must be received by SchoolWeb before Reseller may release the Key to the End User.

     m. "Territory" means the geographic or other market coverage areas identified on the Cover Page hereto.

     n. "Update" means any change to the Products or Documentation provided by SchoolWeb to Reseller following
Reseller's initial receipt of the particular Product or Documentation.

2.  LICENSE AND DISTRIBUTION

     a. Rights Granted to Reseller. Subject to Reseller's compliance with terms and conditions set forth in this Agreement, SchoolWeb grants Reseller, and Reseller accepts, during the term of this Agreement, a non-transferable, non-exclusive license and right (i) to reproduce and store one or more copies of the Software and Documentation on the Reseller Servers for the purpose of distribution to End Users or for demonstration to End User; (ii) to distribute the Products and Documentation to End Users in the Territory, either electronically from the Reseller Server(s) or by other means authorized in writing by SchoolWeb , and to provide such End Users with necessary Key(s) once provided to Reseller by SchoolWeb ; and (iii) to demonstrate, market and promote the Software to End Users, subject to the restrictions of this Agreement.

     b. Disclosure of Software Keys to Reseller. The Key necessary to unlock a particular Product will be disclosed by SchoolWeb only upon SchoolWeb 's receipt of:

          (i) written documentation in a form acceptable to SchoolWeb ("Key Purchase Order"), which will expressly reference this Agreement and contain the following information: (1) name and address of End User; (2) description of the Products to be purchased; (3) the Maximum Number of Concurrent Users licensed to use each Product; and (4) confirmation of Purchase Price to be paid to SchoolWeb by Reseller for each Product; and

          (ii) a Software License Agreement covering the Products and listing the Maximum Number of Concurrent Users for each, such Software License Agreement duly executed by the End User.

     All Key Purchase Orders issued by Reseller will be governed exclusively by terms and conditions of this Agreement, notwithstanding any preprinted terms and conditions contained on any Reseller Key Purchase Orders.

     c. Distribution Updates. Reseller shall be responsible for distributing, at Reseller's expense, all Updates in accordance with SchoolWeb 's instructions.

     d. Restrictions. Reseller shall not use, modify, supplement, enhance or bundle the Software, and shall distribute the Software solely in the form in which it was provided to Reseller by SchoolWeb . Reseller shall not have the right to sublicense the Software or Documentation, and Reseller shall ensure that all End Users execute the then-current Software
License Agreement with SchoolWeb before they are permitted to use or access the Software. Reseller shall not have the right to subcontract its rights hereunder, nor to distribute the Software or Documentation indirectly trough agents, resellers or sub-Resellers.

     e. Reverse Engineering. Reseller agrees not to: (i) disassemble, decompile or otherwise reverse engineer the Software or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; (ii) customize, modify, enhance or otherwise change the Software or Documentation; (iii) take any action contrary to SchoolWeb 's
Software License Agreement except as expressly allowed under this Agreement.

     f.  Intellectual Property.

          (i) Ownership. Reseller agrees and acknowledges that SchoolWeb and its suppliers are the owners of all right, title and interest in and to the Software, Documentation and all Intellectual Property therein, and that Reseller shall not obtain or claim any ownership interest in the Software or Documentation, or any portion thereof, or any Intellectual Property therein.

          (ii) Proprietary Notices. Reseller shall not obscure, alter or remove any patent, copyright, trademark, service mark or other proprietary rights symbol or notice contained or displayed in or on the Software or Documentation. Reseller shall reproduce, on every copy of the Software and Documentation made by or for it, all patent, copyright, trademark, service mark or other markings or legends contained therein of thereon.

          (iii) Prohibitions. Reseller shall not register any of SchoolWeb 's trademarks, logos, domain names or brands, or substantially or confusingly similar trademarks, logos, domain names or brands, anywhere in the world.

     g. No Other Rights. Except as stated in Section 2, Reseller shall make no other utilization of the Software and Documentation, or use the Software and Documentation for the benefit of any other person or entity, or permit any third party to make such utilization, and Reseller shall have no other rights or licenses with respect to the Software and Documentation (including rights under any patents or other Intellectual Property of SchoolWeb ).

3.  OTHER OBLIGATION OF RESELLER

     a. Distribution Quality. Reseller agrees that it shall distribute the Software and Documentation to End Users in a rapid, secure and reliable electronic manner, which provides the End User with an uncorrupted, complete copy of the Software and Documentation. Reseller shall be fully liable to End Users for all transmission errors and other defects in the Software introduced following SchoolWeb 's delivery to Reseller, and shall indemnify, defend and hold SchoolWeb harmless against any End User claims, injuries, damages and settlements relating thereto.

     b. Security. Reseller shall use its best efforts to ensure that any network, server, storage device or other medium on which the Software or Documentation is stored is secure from unauthorized intrusion or tampering, and that no unauthorized third parties have access to, or the ability to use or download the Software or Documentation. Reseller shall notify SchoolWeb immediately in the vent of any actual or suspected unauthorized access to, use of or tampering with the Software or Documentation.

     c. Promotion. Subject to the rights and restrictions set forth in this Agreement, Reseller shall use its best efforts in the Territory during the term of this Agreement to (i) actively market, promote and distribute Products; (ii) make Product demonstrations that showcase the features of the Products; (iii) establish and maintain appropriate marketing and distribution facilities and personnel within its organization to create and meet the demand for Products among End Users in the Territory;
(iv) promote the goodwill, name and reputation of SchoolWeb and the Products; and (v) represent Products accurately and fairly and at all times avoid misleading or unethical business practices. Reseller shall make no claim or representation relating to the performance or functionality of the Software other than as expressly set forth by SchoolWeb in the Documentation or other written material or SchoolWeb intended for public distribution. Reseller shall also distribute the following materials to all of its locations in the Territory: (i) all marketing and technical brochures provided by SchoolWeb ; and
(ii) educational material, whether provided by SchoolWeb or developed by Reseller, for training Reseller's sales personnel.

     d. Reseller Internal Training. Reseller shall train a sufficient number of sales personnel in the features and functions of the Products as may be required for Reseller to satisfy its obligations under this Agreement in a professional and competent manner.

4.  OBLIGATIONS OF SCHOOLWEB

     a. Initial Deliverables. SchoolWeb will provide a warranty to the End Users of the Software as set forth in the Software License Agreement. Reseller is not authorized to make any other warranties on SchoolWeb 's behalf.

6.  PAYMENTS

     a. Purchase Price. Reseller will pay SchoolWeb an amount for each Key distributed, delivered or made accessible to an End User by Reseller equal to the List Price less the applicable Reseller Discount (the "Purchase Price"). Payments shall be payable upon receipt of an invoice or no later than thirty (30) days following Reseller's receipt of an invoice from SchoolWeb depending on invoice terms. All Products ordered by Reseller after the effective date of any List Price change will be subject to the price in effect at the time of order.

     b. End User License Fees. Notwithstanding SchoolWeb 's publication of the List Prices, Reseller shall be free, in its absolute discretion, to set the license fee, if any, it charges to End Users for Software.

     c. Payments Net. All payments, fees and other charges payable by Reseller to SchoolWeb under this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Reseller agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Reseller of SchoolWeb arising out of this Agreement, excluding any tax based on SchoolWeb 's net income. The Fees shall be grossed-up for any non-refundable withholding tax imposed on such Fees by a foreign governmental entity. Reseller shall obtain and provide to SchoolWeb any certificate of exemption or similar document required to exempt any transaction under this Agreement from sales tax, use tax or other tax liability.

     d. Payment Terms. All payments shall be made in US Dollars. If any payment or any other sum due from Reseller under this Agreement should become past due, SchoolWeb may charge Reseller a late payment charge of the lesser of (i) one and one-half (1.5) percent per month and (ii) the legal maximum as may be permitted by law on the past due balance. SchoolWeb shall also be entitled to receive all costs and expenses incident to the collection of overdue amounts hereunder, including but not limited to attorneys' fees.

     e. Changes in Price. SchoolWeb may at any time change the List Price of the Software. If SchoolWeb changes the price of the Software, SchoolWeb agrees to notify Reseller of such a change at least five (5) days in advance of its effectiveness.

     f. Books and Records. During the term of this Agreement and for a period of three (3) years thereafter, Reseller agrees to maintain adequate books and records ("Records") relating to the distribution of Software and Documentation to End Users.

     g. Audit Rights. SchoolWeb shall have the right upon reasonable notice and during regular business hours, itself and/or through one or more legal, accounting or technical auditors, to inspect the facilities, computers, products and Records of Reseller to verify Reseller's compliance with the terms and conditions of this Agreement, subject to the terms set out in Section 9 Proprietary Information, including but not limited to compliance with the restrictions of the Licenses and the proper payment of Purchase Prices. Reseller shall comply with all reasonable requests made in such inspection, including by making its personnel available to answer questions and providing copies of the relevant Records. SchoolWeb shall have the right to conduct such an audit upon ten (10) days advance notice, no more than once during any 12-month period (unless a previous audit has identified an underpayment, in which case audits may be performed as frequently as reasonable requested by SchoolWeb ). The expense of such audit shall be borne by SchoolWeb unless such audit reveals a material breach of one or more of provisions of this Agreement (including an underpayment of Purchase Price by more then five (5) percent during any quarter, in which case in addition to all other remedies that may be available to SchoolWeb hereunder, Reseller shall pay all costs and expenses of such audit (including fees and expenses of third party auditors and related counsel fees)). Payment of any amount determined to be due as a result of such audit shall be made within thirty (30) days of receipt of SchoolWeb 's invoice therefore, together with interest at the rate of one and one-half (1.5) percent per month (or the highest rate permitted by law, if lower) from the date payment was due until the date paid.

7.  LIMITATIONS OF LIABILITY; REMEDIES

     a. THE SOFTWARE AND DOCUMENTATION ARE PROVIDED TO RESELLER HEREUNDER "AS IS". SCHOOLWEB DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, RELATING TO THE SOFTWARE AND DOCUMENTATION, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTIBILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. SCHOOLWEB SPECIFICALLY DISCLAIMS ANY WARRANTY THAT
THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

     b.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER
FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS
OF USE OF EQUIPMENT OR LOST CONTRACTS OR FOR ANY SPECIAL,
INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL
DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE
OF PERFORMANCE OF THE PRODUCTS OR DOCUMENTATION OR RELATING TO
THIS AGREEMENT, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITIY OF SUCH DAMAGES. THIS LIMITATION DOES
NOT APPLY TO THE DAMAGES ARISING FROM RESELLER'S BREACH OF SECTION 2.

     c.  SCHOOLWEB 'S ENTIRE LIABILITY TO RESELLER, REGARDLESS
OF THE FORM OF ANY CLAIM OR ACTION OR THEORY OF LIABILITY
(INCLUDING CONTRACT, TORT, OR WARRANTY), SHALL BE LIMITED TO THE
TOTAL AMOUTS ACTUALLY PAID BY RESELLER TO SCHOOLWEB  DURING THE
PRECEDING 12-MONTH PERIOD.

     d. Acknowledgment. Reseller acknowledges and agrees that the Reseller Discount has been set based on the application of the limitation described in Sections 7(a), 7(b) and 7(c) above and that absent from such limitation, the Reseller Discount would be significantly higher.

     e. Relief. Reseller acknowledges that the Software constitutes the valuable property of SchoolWeb , and that nay violation of the provisions of Section 2, 3 or 9 of this Agreement is likely to cause SchoolWeb irreparable harm, which is not remediable by payment of monetary damages. Therefore, Reseller agrees that SchoolWeb shall be entitled to injunctive and/or other equitable relief, in addition to other remedies afforded by law, to prevent any such violation from occurring.

8.  INDEMINIFICATION

     a. Indemnity. SchoolWeb shall indemnify Reseller against any damages, settlements, costs and expenses (including reasonable attorney's fees) awarded against Reseller and shall defend Reseller in any suit, claim, or proceeding arising from a claim that use by the Reseller of the Software or Documentation infringes or violates any currently existing Canada patent, copyright, trademark or trade secret; provided, however, that Reseller (i) promptly notifies SchoolWeb in writing of such suite, claim, or proceeding; (ii) gives SchoolWeb reasonable information, assistance, and cooperation required to defend such suit, claim, or proceeding; and (iii) allows SchoolWeb to control the defense of any such action and all negotiations for its settlement or compromise. Reseller may be represented in the defense of any such claim at Reseller's expense, by counsel of Reseller's selection. SchoolWeb shall have no liability for settlements or costs incurred without its consent.

     b. Injunctive Relief. In the event that an injunctive restraint is obtained against Reseller's use of the Software or Documentation by reason of infringement or violation of any Canada patent, copyright, trade secret or trademark, or if in SchoolWeb 's opinion that Software or Documentation is likely to become the subject of such an injunction, SchoolWeb shall have the right, but not the obligation, to (i) procure for Reseller the right to continue to use the Software or Documentation as provided in this Agreement; (ii) replace or modify the Software or Documentation so that it becomes non-infringing (so long as the functionality or the Software or Documentation is essentially unchanged); or (iii) if the preceding clauses (i) and (ii) are not reasonably practicable, terminate this Agreement and the License with respect to such infringing Software.

     c. Exceptions. The provisions of Sections 8(a) and 8(b) notwithstanding, SchoolWeb shall not have liability to Reseller, and Reseller shall indemnify SchoolWeb, to the extent that any claim is based upon (i) use of the Software or Documentation in conjunction with nay data, equipment or software not provided by SchoolWeb , where the Software or Documentation would not itself be infringing or otherwise the subject of the claim; (ii) use of the Software in a manner not described in the Documentation;
(iii) any modification to the Software or Documentation not made by SchoolWeb ; (iv) use of the Software or Documentation in any unlawful, improper or inappropriate manner or for any unlawful, improper or inappropriate purpose; or (v) any claim of infringement of any patent or copyright or misappropriation of any trade secret in which Reseller or any affiliate of Reseller has a pecuniary or other material interest.

     d. Reseller Indemnity. Reseller shall indemnify and hold SchoolWeb harmless against any damages, settlements, costs and expenses (including reasonable attorney's fees) arising from (i) any third party claim, including claims made by End Users, arising from the distribution, marketing or use of the Products, other than claims for which SchoolWeb indemnifies Reseller pursuant to Section 8(a) above and (ii) any of the claims described in Section 8(c) above. If notified promptly in writing of any third party action (and all prior related claims) brought against SchoolWeb based on a claim described in the previous sentence, Reseller shall defend against such action at its expense and pay all costs and damages finally awarded in such action or of any such action and all negotiations for its settlement or compromise. SchoolWeb shall reasonable cooperate with Reseller in the defense of such claim, and may be represented, at SchoolWeb 's expense, by counsel of SchoolWeb 's selection. SchoolWeb shall have no liability for settlements or costs incurred without its consent.

     e. Exclusive Remedy. The indemnification remedies set forth in this Section 8 shall constitute the exclusive remedies of Reseller, and the exclusive liability of SchoolWeb , with respect to the claims described in this Section 8.

9.  PROPRIETARY INFORMATION

     a. Generally. Each party shall hold the Proprietary Information of the other party secret, and shall protect and preserve the confidential nature and secrecy of such Proprietary Information. All Proprietary Information shall be held in confidence by the party receiving such Proprietary Information (the "Receiving Party") following the date of disclosure and shall be used only as necessary in connection with the performance of its obligations under this Agreement only as necessary in connection with the performance of its obligation under this Agreement. Employees of the Receiving Party shall be bound in writing to maintain the confidentiality of such Proprietary Information to at least the extent provided in this
Section 9. The Receivng Party shall maintain all Proprietary Information in secure premises, and the Receiving Party shall take all appropriate measures to prevent the unauthorized disclosure thereof. Neither party shall at any time during or after the term of this Agreement, without the other party's prior written consent:

          (i) disclose or communicate to any third party all or any of the other party's Proprietary Information except as permitted by this Agreement;

          (ii) make, or assist any person to make, any use of the other party's Proprietary Information not authorized by this Agreement, and shall use its best efforts to ensure that any employee or other person who acquires the other party's
Proprietary Information shall not make any unauthorized use thereof.

     b. Exceptions. Proprietary Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party; (ii) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect hereto; (iii) is released from confidential treatment by written consent of the disclosing party; or (iv) is required to be disclosed by law or order of a court or governmental agency (such disclosure to be made only after consultation with the party disclosing such Proprietary Information).

     c. Ownership. All Proprietary Information of a party shall remain the exclusive property of such party, and no right, title or interest in such information shall be conveyed to the other party by release of such information to it. Each party receiving such information agrees to reasonable determination by the other party that the receiving party no longer has a need for such information. Each party agrees to notify the other party is it becomes aware of any use of the information that is not authorized by this Agreement.

10.  TERM AND TERMINATION

     a.  Term.  Subject to earlier termination as described in
Section 10(b), and unless otherwise agreed in writing by the parties, this Agreement shall have an initial term of one year (the "Initial Term") commencing on the Effective Date and ending on the first anniversary of the Effective Date, unless a different Initial Term is otherwise specified on the Cover Page. Thereafter, this Agreement shall automatically renew for successive renewal terms of one 91) year each ("Renewal Terms").

     b. Termination. Either party may terminate this Agreement, for any or no reason, upon thirty (30) days' prior written notice to the other party.

     c. Effects of Termination. Upon termination of this Agreement for any reason, all rights and obligations of the parties shall immediately terminate, and Reseller agrees (i) to cease use, copying and distribution of the Software and Documentation immediately; (ii) to destroy all copies of the Software and Documentation which it has made, or which are otherwise in its possession or control; (iii) to return to SchoolWeb any advertising and other materials furnished to it by SchoolWeb ; (iv) to remove and not thereafter use any signs containing the name or trademarks of SchoolWeb ; and (v) to destroy all of its advertising matter and other preprinted matter remaining in its possession or under its control containing the word "SchoolWeb " and related SchoolWeb trade names or trademarks. Reseller agrees to remit all fees due to SchoolWeb within thirty (30) days of such termination. Notwithstanding the foregoing, the provision of Sections 2(e), 3(e), 3(f), 3(g),
6(a), 6(c), 6(d), 7, 8, 9, 10(c), 11(g) and 11(i) of this
Agreement shall survive its termination in accordance with their terms.

     Termination shall be in addition to, and shall not prejudice, any of the parties' remedies at law or in equity.

     d. No Compensation. Reseller agrees that neither it nor its employees shall be entitled to any compensation or severance payment resulting from the fact of the termination of this Agreement or relating to any goodwill created by Reseller, and whether relating to loss of prospective sales, investments, compensation or goodwill. Reseller, for itself and on behalf of its employees, hereby waives any right it may have under any applicable laws with respect to any such payments, including but not limited to applicable termination, labour, social security or other similar laws or regulations.

11.  GENERAL PROVISIONS

     a. Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venture, franchisee or franchisor, with the other party for any purpose. In particular, the parties expressly agree that no franchise relationship exists between them, and that the bargained for provisions of this Agreement shall govern their relationship and the termination thereof, notwithstanding the application of any rule or law relating to franchises. Reseller expressly waives the benefit of all such rules and laws. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of other.

     b. Publicity. Reseller shall not issue any press release or other similar publicity of any nature regarding this Agreement or its relationship with SchoolWeb without the prior written approval of SchoolWeb . This Agreement does not grant either party the right to use any trademark, trade name or logo of the other party in any advertising or promotional material, except that SchoolWeb may disclose that Reseller is a Reseller of the Products.

     c. Compliance With Laws. Reseller covenants that all of its activities under or pursuant to this Agreement shall company with all applicable laws, rules and regulations.

     d. Entire Agreement. This Agreement (including its addenda) constitutes the entire agreement between SchoolWeb and Reseller with respect to the distribution and promotion of the Software and Documentation, and hereby supersedes and terminates any prior agreements or understandings, oral or written, relating to such subject matter. No addendum, waiver, consent, modification, amendment or change of the terms of this Agreement shall bind either party unless in writing and signed by duly authorized officers of SchoolWeb and Reseller.

     e. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be enforceable, unless such construction would materially alter the meaning of this Agreement.

     f. Assignments. Neither this Agreement nor any right, obligations or licenses granted hereunder may be assigned or delegated by Reseller either voluntarily or by operation of law, to any other person, persons, firms, or corporation without the prior written consent of SchoolWeb . For purposes of this Section, a merger, acquisition or change of control of Reseller shall be deemed to be an assignment. This Agreement shall insure to the benefit of the parties and their permitted successors and assigns. SchoolWeb may assign this Agreement without the consent of Reseller.

     g. Notices. Any notice by a party under this Agreement shall be in writing and either personally delivered, delivered by facsimile or sent via reputable overnight courier (such as Federal Express) or certified mail, postage prepaid and return receipt requested, addressed to the other party at the address specified on the Cover Page or such other address of which either party may from time to time notify the other in accordance with this Section 11(e). All notices shall be in English and shall be deemed effective on the date of personal delivery, upon confirmation of a facsimile transmission, one day after deposit with an overnight courier, or five days after deposit in the mail.

     h. Export. Reseller shall comply with all applicable export laws and regulations of all jurisdictions with respect to the Products and obtain, at its own expense, any required permits or export clearances, copies of which Reseller shall provide to SchoolWeb prior to such export.

     i. Governing Law and Jurisdiction. The validity, construction and interpretation of this Agreement, and the rights and duties of the parties, shall be governed by and construed in accordance with the laws of the Province of British Columbia, excluding its choice of law rules, and excluding any application of the United Nations Convention on Contracts for the International Sale of Goods. The parties hereto consent to the jurisdiction of the provincial and federal courts of Canada located in British Columbia in connection with any controversy arising out of the operation of this Agreement and agree not to bring any action in any other jurisdiction.

     j. No Waiver. The waiver by either party of a breach of a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have thereunder, operate as a waiver of any right, power or privilege by such party.

     k. Section Headings. Captions and section headings hereof are for reference purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     l. Certification. SchoolWeb shall give the Reseller written notice if SchoolWeb reasonable deems itself insecure with respect to Reseller's compliance with the protections of Sections 2 or 9. Reseller shall then, within ten (10) days of the notice, either certify in writing by a duly authorized representative that it has complied with the terms of those Sections, or give SchoolWeb access to its facilities in a manner that is sufficient to enable SchoolWeb to verify compliance.

     m. Force Majeure. Neither party shall be liable in any respect for failures to perform hereunder due wholly or substantially to the elements, acts of God, labour disputes, acts of terrorism, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, armed hostilities, riots, or other unavoidable natural disasters beyond the control of the parties and the time for performance of obligations hereunder by the party subject to such event shall be extended for the duration of such event.

Exhibit A Reseller Pricing


Reseller will receive twenty percent of Net value of "SchoolWeb" License Fees as specified by the the End User sales agreement. Reseller will receive fifty percent net proceeds of third party devices included with the SchoolWeb Server.